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                                                                    EXHIBIT 11.1

                             METAL MANAGEMENT, INC.
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               THREE MONTHS     THREE MONTHS      SIX MONTHS       SIX MONTHS
                                                   ENDED            ENDED            ENDED            ENDED
                                               SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,
                                                   1998             1997             1998             1997
                                               -------------    -------------    -------------    -------------
Earnings:
  Net income (loss) from continuing
     operations applicable to Common
     Stock.................................      $(17,536)         $  (143)        $(19,129)         $   143
  Gain on sale of discontinued operations,
     net...................................            27              107               74              208
  Extraordinary charge, net................             0                0             (862)               0
                                                 --------          -------         --------          -------
  Net income (loss) applicable to Common
     Stock.................................      $(17,509)         $   (36)        $(19,917)         $   351
                                                 ========          =======         ========          =======
Basic earnings per share:
  Weighted average common shares
     outstanding...........................        38,991           16,501           36,647           14,738
                                                 ========          =======         ========          =======
Per share amounts:
  Net income (loss) from continuing
     operations applicable to Common
     Stock.................................      $  (0.45)         $ (0.01)        $  (0.52)         $  0.01
  Gain on sale of discontinued
     operations............................          0.00             0.01             0.00             0.01
  Extraordinary charge, net................          0.00             0.00            (0.02)            0.00
                                                 --------          -------         --------          -------
  Net income (loss) applicable to Common
     Stock.................................      $  (0.45)         $  0.00         $  (0.54)         $  0.02
                                                 ========          =======         ========          =======
Diluted earnings per share:
  Weighted average common shares
     outstanding...........................        38,991           16,501           36,647           14,738
  Common stock equivalents(1)..............             0                0                0            2,760
                                                 --------          -------         --------          -------
       Total...............................        38,991           16,501           36,647           17,498
                                                 ========          =======         ========          =======
Per share amounts:
  Net income (loss) from continuing
     operations applicable to Common
     Stock.................................      $  (0.45)         $ (0.01)        $  (0.52)         $  0.01
  Gain on sale of discontinued
     operations............................          0.00             0.01             0.00             0.01
  Extraordinary charge, net................          0.00             0.00            (0.02)            0.00
                                                 --------          -------         --------          -------
  Net income (loss) applicable to Common
     Stock.................................      $  (0.45)         $  0.00         $  (0.54)         $  0.02
                                                 ========          =======         ========          =======

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(1) For the three months ended September 30, 1998 and 1997 and the six months ended September 30, 1998, common stock equivalents were not added to the weighted average shares outstanding as the result would have been anti-dilutive.